Exhibit 99.1
Customers Bancorp, Inc.
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452

Customers Bancorp Reports First Quarter 2022 Results
Q1 2022 Net Income of $74.9 million, or $2.18 Per Diluted Share, Up 126% Over Q1 2021
Q1 2022 ROAA of 1.63% and ROCE of 24.3%
Q1 2022 Loan Growth of $1.1 billion (Excluding PPP Loans and Loans to Mortgage Companies), Up 12% Over Q4 2021 and 33% Year-Over-Year
Deposit Growth of $3.9 billion, Up 32% Year-Over-Year
•Q1 2022 net income available to common shareholders was $74.9 million, or $2.18 per diluted share, up 126% over Q1 2021.
•Q1 2022 core earnings (a non-GAAP measure) were $75.2 million, or $2.19 per diluted share, up 7% over Q1 2021.
•Q1 2022 core earnings excluding Paycheck Protection Program ("PPP") (a non-GAAP measure) were $50.5 million, or $1.47 per diluted share, up 12% over Q1 2021.
•Q1 2022 ROAA was 1.63% and Core ROAA (a non-GAAP measure) was 1.63%. Q1 2021 ROAA was 0.80% and Core ROAA (a non-GAAP measure) was 1.61%.
•Q1 2022 ROCE was 24.3% and Core ROCE (a non-GAAP measure) was 24.4%. Q1 2021 ROCE was 14.7% and Core ROCE (a non-GAAP measure) was 31.0%.
•Adjusted pre-tax pre-provision net income (a non-GAAP measure) for Q1 2022 was $112.4 million, an increase of 29% over Q1 2021. Q1 2022 adjusted pre-tax pre-provision ROAA (a non-GAAP measure) was 2.38% compared to 1.90% for Q1 2021.
•Q1 2022 commercial and industrial (C&I) loan growth of $574.8 million (up 17%), multifamily loan growth of $218.7 million (up 15%), and consumer loan growth of $269.5 million (up 13%) over Q4 2021.
•Q1 2022 net interest margin (a non-GAAP measure) increased 60 basis points from Q1 2021 to 3.60%. Q1 2022 net interest margin, excluding the impact of PPP loans (a non-GAAP measure) increased 33 basis points from Q1 2021 to 3.32%.
•Total deposits increased $3.9 billion, or 32% year-over-year, which included a $4.3 billion, or 72%, increase in demand deposits. This increase included CBIT-related deposits with a balance of $1.8 billion at March 31, 2022. This balance has increased to approximately $2.3 billion at April 15, 2022 and includes 74 new customers onboarded in Q1 2022. The total cost of deposits dropped 20 basis points from the year-ago quarter.
•Q1 2022 efficiency ratio was 39.42% compared to 48.89% for Q1 2021. Q1 2022 core efficiency ratio was 39.62% compared to 41.13% in Q1 2021 (non-GAAP measures).
•Q1 2022 provision for credit losses on loans and leases was $15.3 million compared to $13.9 million in Q4 2021. At March 31, 2022, the coverage of credit loss reserves for loans and leases held for investment, excluding PPP loans (a non-GAAP measure), was 1.44% compared to 1.53% at December 31, 2021.
•Non-performing assets were $43.9 million, or 0.23% of total assets, at March 31, 2022 compared to $49.3 million, or 0.26% of total assets, at March 31, 2021. Allowance for credit losses equaled 333% of non-performing loans at March 31, 2022, compared to 264% at March 31, 2021.
•Well positioned for strong core sustainable growth in 2022 and 2023 and expect to meet or beat projections of core earnings (excluding PPP) between $4.75 - $5.00 in 2022 and well over $6.00 in 2023.

West Reading, PA, April 27, 2022 - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively "Customers" or "CUBI"), today reported first quarter 2022 ("Q1 2022") net income to common shareholders of $74.9 million, or $2.18 per diluted share, up from first quarter 2021 ("Q1 2021") net income to common shareholders of $33.2 million, or $1.01 per diluted share. Q1 2022 core earnings were $75.2 million, or $2.19 per diluted share, up from Q1 2021 core earnings of $70.3 million, or $2.14 per diluted share (non-GAAP measures). Q1 2022 core earnings (excluding PPP) were $50.5 million, or $1.47 per diluted share, up from Q1 2021 core earnings (excluding PPP) of $45.2 million, or $1.38 per diluted share (non-GAAP measures). Adjusted pre-tax pre-provision net income was $112.4 million for Q1 2022 compared to $86.8 million for Q1 2021 (non-GAAP measures). Net interest margin, tax equivalent ("NIM") was 3.60% for Q1 2022, up from 3.00% for Q1 2021 (non-GAAP measures). Excluding PPP, NIM was 3.32% for Q1 2022 up from 2.99% for Q1 2021 (non-GAAP measures).
“We are extremely pleased with our first quarter results and are excited that 2022 is off to a great start,” remarked Customers Bancorp Chairman and CEO, Jay Sidhu. “In a quarter impacted by geopolitical conflict, rising interest rates, yield curve inversion, inflationary pressures, and the ongoing effects of the pandemic, we continue to responsibly deliver remarkable organic loan growth. Our core loans increased $559 million in Q1 2022, up 5% from Q4 2021 (20% on an annualized basis), and well above our $500 million average quarterly target, despite lower balances in loans to mortgage companies of $532 million given yield-curve related and seasonal declines. Putting PPP aside, we increased total revenues in the core bank, reduced expenses, improved our efficiency ratio and continue to deliver positive operating leverage. Asset quality remains exceptional and credit reserves are strong. Continuing the momentum from record 2021 performance and strong first quarter results, our loan and deposit pipelines remain at record highs, as the 2021 market expansion and new verticals continue to perform as or better than expected, a testament to our customer centric business model supported by best-in-class service and technology. This leaves us very well positioned to support future growth. We remain very excited and optimistic about our future,” Mr. Jay Sidhu continued.

Full Launch of Customers Bank Instant Token (CBITTM)

“We were thrilled to report the full launch of CBIT on the TassatPayTM payments platform in January 2022, following a successful soft launch in Q4 2021, and are very pleased with our progress to date. In Q1 2022, we onboarded 74 new CBIT-related customers to the Digital Bank, beating our internal target of at least 25 new customers. We expect digital asset-related deposits to grow significantly in 2022 as our pipelines remain strong, giving us an opportunity to further transform our deposits into a high quality, low-to-no cost, stable and growing deposit franchise. We believe our technology, compliance and customer service and support systems are among the best in the country," commented Mr. Sam Sidhu, President and CEO of Customers Bank.

At March 31, 2022, $1.8 billion in core low-to-no cost demand deposits have been attracted to the Bank through this system. This balance has increased to approximately $2.3 billion at April 15, 2022.

Paycheck Protection Program (PPP)

We funded, either directly or indirectly, about 256,000 PPP loans totaling $5.2 billion in 2021, bringing total PPP loans funded to approximately 358,000 and $10.3 billion. We also earned close to $350 million of deferred origination fees from the SBA through the PPP loans, which is significantly accretive to our earnings and capital levels as these loans are forgiven by the government. In Q1 2022, we recognized $30 million of these fees in earnings, bringing total fees recognized to date to $292 million, resulting in approximately $58 million to be recognized throughout 2022 and 2023. "As we've stated previously, it is difficult to predict the timing of PPP forgiveness. After a slow start, forgiveness levels picked up late in the quarter, resulting in higher deferred fee recognition in Q1 2022 than expected. We continue to expect most of the fees to be recognized in 2022, with approximately two-thirds of the remaining fees to be recognized in the second half of this year," commented Customers Bancorp CFO, Carla Leibold.

Key Balance Sheet Trends

Commercial and industrial loans and leases increased $1.8 billion, or 81.1% year-over-year, to $3.9 billion, consumer installment loans increased $492.7 million, or 35.1% year-over-year, to $1.9 billion, residential loans increased $173.8 million, or 58.8% year-over-year, to $469.4 million, commercial real estate owner occupied loans increased $111.8 million, or 18.9% year-over-year, to $701.9 million and multi-family loans increased $45.5 million, or 2.7% year-over-year, to $1.7 billion. These increases in loans and leases were partially offset by a decrease in commercial real estate non-owner occupied loans of $54.5 million to $1.1 billion.

Total loans and leases, including PPP loans, decreased $2.1 billion, or 13.0%, to $14.1 billion at March 31, 2022 compared to the year-ago period. As expected, commercial loans to mortgage companies declined $1.6 billion to $1.8 billion compared to the year-ago period. PPP loans declined $3.0 billion to $2.2 billion at March 31, 2022 compared to the year-ago period, primarily driven by $6.0 billion in forgiveness, repayments and associated net deferred fees from the latest and earlier rounds of PPP loans, net of $3.0 billion in originations and purchases in the latest round. Excluding PPP loans and commercial loans to mortgage companies, total loans and leases increased $2.5 billion, or 33.5%, as the loan mix continued to improve year-over-year.

“Looking ahead, we see continued responsible growth primarily in core C&I, including specialty finance lines of business, multi-family and residential loans offsetting the continued yield curve related decreases in loans to mortgage companies. The increase in core C&I loans, primarily driven by our specialty finance lines of business, is expected to dampen the seasonal volatility created by our loans to mortgage companies in future periods," stated Mr. Jay Sidhu.

Total deposits increased $3.9 billion, or 31.6%, to $16.4 billion at March 31, 2022 compared to the year-ago period. Total demand deposits increased $4.3 billion, or 72.2%, to $10.2 billion. Money market deposits increased $574.6 million, or 13.0%, to $5.0 billion. These increases were offset, in part, by decreases in savings deposits of $681.1 million, or 45.9%, to $0.8 billion and time deposits of $219.7 million, or 33.0%, to $446.2 million as we continue our efforts to run-off higher cost rate sensitive deposits. The total cost of deposits declined by 20 basis points to 0.33% in Q1 2022 from 0.53% in the year-ago quarter. "Our current spot cost of deposits was approximately 32 basis points at March 31, 2022, a dramatic improvement over the prior year. Given the transformational improvements in the quality of our deposit franchise over the past year, we feel very well positioned against future interest rate hikes from a deposit repricing standpoint," stated Mr. Jay Sidhu.

Other borrowings increased $99.1 million to $223.2 million at March 31, 2022 compared to the year-ago period from the issuance of our 2.875% fixed-to-floating rate senior notes, the proceeds of which were used to redeem all outstanding shares of our Series C and Series D Preferred Stock in Q3 2021.

Very Strong Growth in Tangible Common Equity and Tangible Book Value Per Share

Customers experienced significant improvements in regulatory capital ratios in Q1 2022 as compared to a year ago. Customers Bancorp's tangible common equity (a non-GAAP measure) increased by $268.6 million to $1.2 billion at March 31, 2022 from $967.3 million at March 31, 2021, and the tangible book value per common share (a non-GAAP measure) increased to $37.50 at March 31, 2022 from $30.01 at March 31, 2021, an increase of 25.0%. Customers remains well capitalized by all regulatory measures.

At the Customers Bancorp level, the total risk based capital ratio (estimate) and tangible common equity to tangible assets ratio ("TCE ratio"), excluding PPP loans (a non-GAAP measure), were 12.9% and 7.3%, respectively, at March 31, 2022.

Loan Portfolio Management During the COVID-19 Crisis

Over the last decade, we have developed a suite of commercial and retail loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s C&I, loans to mortgage companies, specialty finance lines of business, and multi-family loans for example, are characterized by conservative underwriting standards and low loss rates.

Because of this emphasis, the Bank’s credit quality to date has been healthy despite a highly adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, we employ a bottom-up data driven approach to analyze the commercial portfolio.

Strong commercial loan portfolio with very low concentration in COVID-19 impacted industries and CRE
•All commercial loans previously on deferments became current by December 31, 2021 and remain current at March 31, 2022. Commercial deferments peaked at about $1.2 billion in July 2020.
~~•~~Exposure to industry segments and CRE significantly impacted by COVID-19 initially is not substantial.

Consumer installment, mortgage and home equity loan portfolios continue to perform well
•Total consumer-related deferments declined to $3.3 million at March 31, 2022, down from $6.1 million at December 31, 2021.
•Total consumer installment loans were approximately 10% of total assets at March 31, 2022 and were supported by an allowance for credit losses of $107.9 million.
•At March 31, 2022, our consumer installment portfolio had the following: average FICO score of 730, average debt-to-income of 16.5% and average borrower income of $101 thousand.

Key Profitability Trends

Net Interest Income

Net interest income totaled $164.7 million in Q1 2022, a decrease of $29.0 million from Q4 2021, primarily due to lower PPP interest income of $45.2 million resulting from reduced recognition of deferred fees of $41.8 million driven by lower loan forgiveness in Q1 2022. This decrease was offset in part by increased net interest income earned by the core bank, including increased interest income on investment securities and core loans (a non-GAAP measure) of $5.1 million and $4.4 million, respectively, mostly due to higher average balances, dividend income of $5.2 million primarily resulting from an equity investment distribution, and lower expenses paid on deposits of $1.7 million resulting from continuing efforts to run-off higher cost rate sensitive deposits. Excluding PPP loans, average interest-earning assets increased $1.3 billion. Interest-earning asset growth was driven by increases in investment securities, commercial and industrial loans, multi-family loans, consumer installment loans and residential loans, offset in part by decreases in interest earning deposits and commercial loans to mortgage companies. Compared to Q4 2021, total loan yields decreased 81 basis points to 4.67% primarily resulting from a lower average balance of PPP loans at lower yields in Q1 2022 driven by PPP loan forgiveness and lower deferred fee recognition. Excluding PPP loans, the Q1 2022 total loan yield was relatively unchanged from Q4 2021. Total deposits and borrowing costs decreased by 3 basis points to 0.43% primarily due to growth in non-interest-bearing deposits and a 4 basis point decrease in the cost of interest-bearing deposits to 0.46%. The Q1 2022 NIM (excluding PPP) (a non-GAAP measure) of 3.32% included a benefit of 13 basis points from the dividend income received in Q1 2022 of $5.2 million.

Provision for Credit Losses

The provision for credit losses on loans and leases in Q1 2022 was $15.3 million, compared to $13.9 million in Q4 2021. The provision in Q1 2022 was primarily to support the continued growth in CB Direct consumer installment loan originations, as well as growth in residential and multi-family loans. The allowance for credit losses on loans and leases represented 1.44% of total loans and leases receivable, excluding PPP loans (a non-GAAP measure) at March 31, 2022, compared to 1.53% at December 31, 2021 and 1.71% at March 31, 2021. Non-performing loans at March 31, 2022 were 0.31% of total loans and leases, compared to 0.30% at March 31, 2021. The provision for credit losses for available-for-sale investment securities in Q1 2022 was $0.7 million.

Non-Interest Income

Non-interest income totaled $21.2 million for Q1 2022, an increase of $4.2 million compared to Q4 2021. The increase was primarily due to $6.4 million of death benefits from bank-owned life insurance policies, offset in part by an increase in losses realized from the sale of investment securities of $1.0 million, lower gains realized from the sale of SBA loans of $0.3 million, and no consumer loan sales in Q1 2022 compared to gains of $0.7 million realized from the sale of consumer loans in Q4 2021.

Non-Interest Expense

The management of non-interest expenses remains a priority for us. However, this will not be at the expense of not making adequate investments with new technologies to support efficient and responsible growth.

Non-interest expenses totaled $73.8 million in Q1 2022, a decrease of $7.7 million compared to Q4 2021. The decrease was primarily attributable to lower salaries and employee benefits of $3.3 million mostly due to higher incentives recorded in Q4 2021 resulting from record 2021 financial performance, $2.0 million in lower loan servicing costs primarily due to lower PPP loan forgiveness and lower occupancy costs of $1.3 million primarily associated with the relocation of the Bank headquarters and a $1.3 million decrease in charitable contributions and corporate sponsorships. These decreases were offset in part by a $1.4 million increase in technology, processing and deposit servicing-related expenses.

Taxes

Income tax expense from continuing operations increased by $6.3 million to $19.3 million in Q1 2022 from $13.0 million in Q4 2021 primarily due to a decrease in excess tax benefits from stock option exercises recorded in Q4 2021 and a reduction in investment tax credits, partially offset by a reduction in pre-tax income. The effective tax rate from continuing operations for Q1 2022 was 20%. Customers expects the full-year 2022 effective tax rate from continuing operations to be approximately 21% to 23%.

BM Technologies, Inc. (BMTX)

We previously entered into a Deposit Servicing Agreement with BMTX, which was profitable at the time as we were in the early stage of building out our commercial and digital deposit franchise. However, with the advent of CBIT, which went into full launch in January 2022, we now have a low-to-no cost core deposit aggregation strategy that is expected to be far more profitable. We are preparing for the expiration of the Deposit Servicing Agreement scheduled to expire on December 31, 2022, which cost us approximately $60 million ($48 million after taxes) in 2021 and will not be renewed. The expiration of the Deposit Servicing Agreement is expected to be accretive to our 2023 earnings by $60 million (pre-tax). At March 31, 2022, $2.2 billion of deposits were serviced by BMTX, which we expect to leave the Bank by December 31, 2022.

Outlook

“Looking ahead, we continue to project sustainable and responsible organic core growth and are very optimistic about the prospects of our company. We are focused on improving the quality of our balance sheet and deposit franchise and are not focused on growth just for the sake of growth. We continue to expect, on average, $500 million of quarterly loan growth and significant digital asset-related deposit growth by year-end 2022. Through a combination of revenue growth and prudent expense management we expect our efficiency ratio to be at or below 40% by early 2023. Customers Bancorp stock at the close of business on April 22, 2022 was trading at $42.84, less than 7 times analyst estimated EPS for 2023 and only 1.1 times tangible book value at March 31, 2022. We continue to expect to meet or beat projections of our core earnings (excluding PPP) between $4.75 - $5.00 in 2022 and well over $6.00 in 2023, two to three years ahead of our previous guidance of $6.00 by 2025/2026,” concluded Mr. Jay Sidhu.

Webcast

Date:            Thursday, April 28, 2022
Time:            9:00 AM EDT

The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bancorp 1st Quarter Earnings Webcast.

You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.

The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.

Institutional Background

Customers Bancorp, Inc. (NYSE:CUBI) is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank, a full-service bank with $19.2 billion in assets at March 31, 2022. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking and lending services to small and medium-sized businesses, professionals, individuals and families. Services and products are available wherever permitted by law through mobile-first apps, online portals, and a network of offices and branches. Customers Bank provides blockchain-based digital payments via the Customers Bank Instant Token (CBITTM) which allows clients to make instant payments in U.S. dollars, 24 hours a day, 7 days a week, 365 days a year.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the impact of the ongoing pandemic on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2021, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q1 2022 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended March 31, 2022 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q1	Q4	Q3	Q2	Q1
	2022	2021	2021	2021	2021

GAAP Profitability Metrics:
Net income available to common shareholders (from continuing and discontinued operations)	$74,896	$98,647	$110,241	$58,042	$33,204
Per share amounts:
Earnings per share - basic	$2.27	$3.02	$3.40	$1.80	$1.04
Earnings per share - diluted	$2.18	$2.87	$3.25	$1.72	$1.01
Book value per common share (1)	$37.61	$37.32	$35.24	$31.94	$30.13
CUBI stock price (1)	$52.14	$65.37	$43.02	$38.99	$31.82
CUBI stock price as % of book value (1)	139%	175%	122%	122%	106%
Average shares outstanding - basic	32,957,033	32,625,960	32,449,853	32,279,625	31,883,946
Average shares outstanding - diluted	34,327,065	34,320,327	33,868,553	33,741,468	32,841,711
Shares outstanding (1)	32,957,847	32,913,267	32,537,976	32,353,256	32,238,762
Return on average assets ("ROAA")	1.63%	2.08%	2.33%	1.27%	0.80%
Return on average common equity ("ROCE")	24.26%	33.18%	40.82%	23.22%	14.66%
Efficiency ratio	39.42%	38.70%	33.42%	46.59%	48.89%
Non-GAAP Profitability Metrics (2):
Core earnings	$75,190	$100,095	$113,876	$59,303	$70,308
Adjusted pre-tax pre-provision net income	$112,363	$129,335	$167,215	$86,467	$86,769
Per share amounts:
Core earnings per share - diluted	$2.19	$2.92	$3.36	$1.76	$2.14
Tangible book value per common share (1)	$37.50	$37.21	$35.12	$31.82	$30.01
CUBI stock price as % of tangible book value (1)	139%	176%	122%	123%	106%
Core ROAA	1.63%	2.11%	2.35%	1.30%	1.61%
Core ROCE	24.36%	33.67%	42.16%	23.72%	31.03%
Adjusted ROAA - pre-tax and pre-provision	2.38%	2.67%	3.36%	1.80%	1.90%
Adjusted ROCE - pre-tax and pre-provision	35.79%	42.82%	60.81%	33.27%	36.80%
Net interest margin, tax equivalent	3.60%	4.14%	4.59%	2.98%	3.00%
Net interest margin, tax equivalent, excluding PPP loans	3.32%	3.12%	3.24%	3.30%	2.99%
Core efficiency ratio	39.62%	38.73%	30.36%	44.33%	41.13%
Asset Quality:
Net charge-offs	$7,226	$7,582	$7,104	$6,591	$12,521
Annualized net charge-offs to average total loans and leases	0.21%	0.21%	0.17%	0.16%	0.33%
Non-performing loans ("NPLs") to total loans and leases (1)	0.31%	0.34%	0.34%	0.27%	0.30%
Reserves to NPLs (1)	333.15%	277.72%	252.68%	269.96%	264.21%
Non-performing assets ("NPAs") to total assets	0.23%	0.25%	0.27%	0.24%	0.26%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	11.60%	11.83%	12.77%	12.40%	11.75%
Tier 1 capital to risk-weighted assets	11.60%	11.83%	12.77%	12.40%	11.75%
Total capital to risk-weighted assets	13.03%	13.11%	14.16%	13.77%	13.11%
Tier 1 capital to average assets (leverage ratio)	8.21%	7.93%	8.66%	9.07%	9.35%

	(continued)

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q1 2022 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of March 31, 2022, our regulatory capital ratios reflected 75%, or $46.2 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)
	Q1	Q4	Q3	Q2	Q1
	2022	2021	2021	2021	2021
Interest income:
Loans and leases	$157,175	$198,000	$233,097	$153,608	$152,117
Investment securities	20,295	15,202	8,905	8,327	7,979
Other	6,006	835	849	946	1,019
Total interest income	183,476	214,037	242,851	162,881	161,115

Interest expense:
Deposits	13,712	15,415	15,915	15,653	15,658
FHLB advances	—	51	5	963	5,192
Subordinated debt	2,689	2,688	2,689	2,689	2,689
FRB PPP liquidity facility, federal funds purchased and other borrowings	2,376	2,189	4,350	4,819	4,845
Total interest expense	18,777	20,343	22,959	24,124	28,384
Net interest income	164,699	193,694	219,892	138,757	132,731
Provision (benefit) for credit losses	15,997	13,890	13,164	3,291	(2,919)
Net interest income after provision (benefit) for credit losses	148,702	179,804	206,728	135,466	135,650

Non-interest income:
Interchange and card revenue	76	84	83	84	85
Deposit fees	940	1,026	994	891	863
Commercial lease income	5,895	5,378	5,213	5,311	5,205
Bank-owned life insurance	8,326	1,984	1,988	2,765	1,679
Mortgage warehouse transactional fees	2,015	2,262	3,100	3,265	4,247
Gain (loss) on sale of SBA and other loans	1,507	2,493	5,359	1,900	1,575
Loan fees	2,545	2,513	1,909	1,670	1,436
Mortgage banking income (loss)	481	262	425	386	463
Gain (loss) on sale of investment securities	(1,063)	(49)	6,063	1,812	23,566
Unrealized gain (loss) on investment securities	(276)	—	—	1,746	974
Loss on sale of foreign subsidiaries	—	—	—	(2,840)	—
Unrealized gain (loss) on derivatives	964	586	524	(439)	2,537
Loss on cash flow hedge derivative terminations	—	—	—	—	(24,467)
Other	(212)	452	(72)	271	305
Total non-interest income	21,198	16,991	25,586	16,822	18,468

Non-interest expense:
Salaries and employee benefits	26,607	29,940	26,268	28,023	23,971
Technology, communication and bank operations	24,068	22,657	21,281	19,618	19,988
Professional services	6,956	7,058	6,871	6,882	5,877
Occupancy	3,050	4,336	2,704	2,482	2,621
Commercial lease depreciation	4,942	4,625	4,493	4,415	4,291
FDIC assessments, non-income taxes and regulatory fees	2,383	2,427	2,313	2,602	2,719
Loan servicing	2,371	4,361	4,265	1,700	437
Merger and acquisition related expenses	—	—	—	—	418
Loan workout	(38)	226	198	102	(261)
Advertising and promotion	315	344	302	313	561
Deposit relationship adjustment fees	—	—	6,216	—	—
Other	3,153	5,574	5,098	4,686	1,305
Total non-interest expense	73,807	81,548	80,009	70,823	61,927
Income before income tax expense	96,093	115,247	152,305	81,465	92,191
Income tax expense	19,332	12,993	36,263	20,124	17,560
Net income from continuing operations	$76,761	$102,254	$116,042	$61,341	$74,631

		(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)
	Q1	Q4	Q3	Q2	Q1
	2022	2021	2021	2021	2021
Loss from discontinued operations before income taxes	$—	$—	$—	$—	$(20,354)
Income tax expense (benefit) from discontinued operations	—	1,585	—	—	17,682
Net loss from discontinued operations	—	(1,585)	—	—	(38,036)
Net income	76,761	100,669	116,042	61,341	36,595
Preferred stock dividends	1,865	2,022	2,981	3,299	3,391
Loss on redemption of preferred stock	—	—	2,820	—	—
Net income available to common shareholders	$74,896	$98,647	$110,241	$58,042	$33,204

Basic earnings per common share from continuing operations	$2.27	$3.07	$3.40	$1.80	$2.23
Basic earnings per common share	2.27	3.02	3.40	1.80	1.04
Diluted earnings per common share from continuing operations	2.18	2.92	3.25	1.72	2.17
Diluted earnings per common share	2.18	2.87	3.25	1.72	1.01

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
ASSETS
Cash and due from banks	$55,515	$35,238	$51,169	$36,837	$3,123
Interest earning deposits	219,085	482,794	1,000,885	393,663	512,241
Cash and cash equivalents	274,600	518,032	1,052,054	430,500	515,364
Investment securities, at fair value	4,169,853	3,817,150	1,866,697	1,526,792	1,441,904
Loans held for sale	3,003	16,254	29,957	34,540	46,106
Loans receivable, mortgage warehouse, at fair value	1,755,758	2,284,325	2,557,624	2,855,284	3,407,622
Loans receivable, PPP	2,195,902	3,250,008	4,957,357	6,305,056	5,178,089
Loans and leases receivable	10,118,855	9,018,298	7,970,599	7,772,142	7,536,489
Allowance for credit losses on loans and leases	(145,847)	(137,804)	(131,496)	(125,436)	(128,736)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	13,924,668	14,414,827	15,354,084	16,807,046	15,993,464
FHLB, Federal Reserve Bank, and other restricted stock	54,553	64,584	57,184	39,895	69,420
Accrued interest receivable	94,669	92,239	93,514	90,009	83,186
Bank premises and equipment, net	8,233	8,890	9,944	10,391	10,943
Bank-owned life insurance	332,239	333,705	331,423	329,421	281,923
Goodwill and other intangibles	3,678	3,736	3,794	3,853	3,911
Other assets	298,212	305,611	310,271	362,661	371,439
Total assets	$19,163,708	$19,575,028	$19,108,922	$19,635,108	$18,817,660

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$4,594,428	$4,459,790	$4,954,331	$2,699,869	$2,687,628
Interest bearing deposits	11,821,132	12,318,134	12,016,694	11,174,070	9,784,812
Total deposits	16,415,560	16,777,924	16,971,025	13,873,939	12,472,440
Federal funds purchased	700,000	75,000	—	—	365,000
FHLB advances	—	700,000	—	—	850,000
Other borrowings	223,230	223,086	223,151	124,240	124,138
Subordinated debt	181,742	181,673	181,603	181,534	181,464
FRB PPP liquidity facility	—	—	—	3,865,865	3,284,156
Accrued interest payable and other liabilities	265,770	251,128	448,844	338,801	351,741
Total liabilities	17,786,302	18,208,811	17,824,623	18,384,379	17,628,939

Preferred stock	137,794	137,794	137,794	217,471	217,471
Common stock	34,882	34,722	33,818	33,634	33,519
Additional paid in capital	542,402	542,391	525,894	519,294	515,318
Retained earnings	780,628	705,732	607,085	496,844	438,802
Accumulated other comprehensive income (loss), net	(62,548)	(4,980)	1,488	5,266	5,391
Treasury stock, at cost	(55,752)	(49,442)	(21,780)	(21,780)	(21,780)
Total shareholders' equity	1,377,406	1,366,217	1,284,299	1,250,729	1,188,721
Total liabilities and shareholders' equity	$19,163,708	$19,575,028	$19,108,922	$19,635,108	$18,817,660

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	March 31, 2022		December 31, 2021		March 31, 2021
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$826,240	0.16%	$1,568,510	0.15%	$1,177,315	0.10%
Investment securities (1)	4,036,966	2.01%	2,621,844	2.32%	1,357,558	2.35%
Loans and leases:
Commercial loans to mortgage companies	1,836,647	3.09%	2,289,061	3.02%	3,122,098	3.09%
Multi-family loans	1,531,846	3.64%	1,327,732	3.72%	1,689,174	3.80%
Commercial & industrial loans and leases (2)	4,124,408	3.60%	3,514,186	3.71%	2,848,328	3.97%
Loans receivable, PPP	2,641,318	5.66%	3,898,607	8.35%	4,623,213	3.41%
Non-owner occupied commercial real estate loans	1,312,210	3.77%	1,334,184	3.80%	1,348,938	3.85%
Residential mortgages	416,417	3.58%	314,551	3.68%	373,497	3.78%
Installment loans	1,794,145	9.03%	1,657,049	8.96%	1,323,863	9.04%
Total loans and leases (3)	13,656,991	4.67%	14,335,370	5.48%	15,329,111	4.02%
Other interest-earning assets	52,111	NM (7)	50,709	1.81%	79,960	3.64%
Total interest-earning assets	18,572,308	4.00%	18,576,433	4.57%	17,943,944	3.64%
Non-interest-earning assets	557,022		637,808		581,777
Total assets	$19,129,330		$19,214,241		$18,525,721
Liabilities
Interest checking accounts	5,769,372	0.54%	5,258,982	0.58%	2,691,723	0.84%
Money market deposit accounts	4,880,051	0.39%	5,293,529	0.43%	4,435,930	0.55%
Other savings accounts	880,113	0.36%	1,189,899	0.45%	1,414,350	0.69%
Certificates of deposit	450,644	0.47%	541,528	0.51%	666,239	0.97%
Total interest-bearing deposits (4)	11,980,180	0.46%	12,283,938	0.50%	9,208,242	0.69%
Federal funds purchased	88,611	0.33%	815	0.15%	16,333	0.07%
FRB PPP liquidity facility	—	—%	—	—%	3,941,718	0.35%
Borrowings	532,610	3.80%	465,600	4.20%	1,155,493	3.27%
Total interest-bearing liabilities	12,601,401	0.60%	12,750,353	0.63%	14,321,786	0.80%
Non-interest-bearing deposits (4)	4,900,983		4,817,835		2,819,871
Total deposits and borrowings	17,502,384	0.43%	17,568,188	0.46%	17,141,657	0.67%
Other non-interest-bearing liabilities	237,131		328,782		247,798
Total liabilities	17,739,515		17,896,970		17,389,455
Shareholders' equity	1,389,815		1,317,271		1,136,266
Total liabilities and shareholders' equity	$19,129,330		$19,214,241		$18,525,721
Interest spread		3.57%		4.11%		2.97%
Net interest margin		3.59%		4.14%		3.00%
Net interest margin tax equivalent (5)		3.60%		4.14%		3.00%
Net interest margin tax equivalent excl. PPP (6)		3.32%		3.12%		2.99%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 0.33%, 0.36% and 0.53% for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Non-GAAP tax-equivalent basis, as described in note (5) for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(7) Not meaningful.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Commercial:
Multi-family	$1,705,027	$1,486,308	$1,387,166	$1,497,485	$1,659,529
Loans to mortgage companies	1,830,121	2,362,438	2,626,483	2,922,217	3,463,490
Commercial & industrial	3,921,439	3,346,670	2,604,367	2,293,723	2,164,784
Commercial real estate owner occupied	701,893	654,922	656,044	653,649	590,093
Loans receivable, PPP	2,195,902	3,250,008	4,957,357	6,305,056	5,178,089
Commercial real estate non-owner occupied	1,140,311	1,121,238	1,144,643	1,206,646	1,194,832
Construction	161,024	198,981	198,607	179,198	156,837
Total commercial loans and leases	11,655,717	12,420,565	13,574,667	15,057,974	14,407,654
Consumer:
Residential	469,426	350,984	260,820	273,493	295,654
Manufactured housing	50,669	52,861	55,635	57,904	59,977
Installment	1,897,706	1,744,475	1,624,415	1,577,651	1,405,021
Total consumer loans	2,417,801	2,148,320	1,940,870	1,909,048	1,760,652
Total loans and leases	$14,073,518	$14,568,885	$15,515,537	$16,967,022	$16,168,306

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

Demand, non-interest bearing	$4,594,428	$4,459,790	$4,954,331	$2,699,869	$2,687,628
Demand, interest bearing	5,591,468	6,488,406	5,023,081	4,206,355	3,228,941
Total demand deposits	10,185,896	10,948,196	9,977,412	6,906,224	5,916,569
Savings	802,395	973,317	1,310,343	1,431,756	1,483,482
Money market	4,981,077	4,349,073	5,090,121	4,908,809	4,406,508
Time deposits	446,192	507,338	593,149	627,150	665,881
Total deposits	$16,415,560	$16,777,924	$16,971,025	$13,873,939	$12,472,440

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of March 31, 2022					As of December 31, 2021					As of March 31, 2021
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Multi-family	$1,705,027	$17,869	$7,437	1.05%	41.62%	$1,486,308	$22,654	$4,477	1.52%	19.76%	$1,640,278	$20,530	$8,026	1.25%	39.09%
Commercial & industrial (1)	3,995,802	5,490	10,765	0.14%	196.08%	3,424,783	6,096	12,702	0.18%	208.37%	2,220,652	7,544	7,503	0.34%	99.46%
Commercial real estate owner occupied	701,893	2,191	3,841	0.31%	175.31%	654,922	2,475	3,213	0.38%	129.82%	590,093	3,242	5,935	0.55%	183.07%
Commercial real estate non-owner occupied	1,140,311	1,302	5,955	0.11%	457.37%	1,121,238	2,815	6,210	0.25%	220.60%	1,194,832	2,356	11,621	0.20%	493.25%
Construction	161,024	—	939	—%	—%	198,981	—	692	—%	—%	156,837	—	4,103	—%	—%
Total commercial loans and leases receivable	7,704,057	26,852	28,937	0.35%	107.76%	6,886,232	34,040	27,294	0.49%	80.18%	5,802,692	33,672	37,188	0.58%	110.44%
Residential	466,423	8,124	4,685	1.74%	57.67%	334,730	7,727	2,383	2.31%	30.84%	293,805	9,353	3,209	3.18%	34.31%
Manufactured housing	50,669	3,430	4,342	6.77%	126.59%	52,861	3,563	4,278	6.74%	120.07%	59,977	2,871	4,799	4.79%	167.15%
Installment	1,897,706	4,865	107,883	0.26%	2217.53%	1,744,475	3,783	103,849	0.22%	2745.15%	1,380,015	2,185	83,540	0.16%	3823.34%
Total consumer loans receivable	2,414,798	16,419	116,910	0.68%	712.04%	2,132,066	15,073	110,510	0.71%	733.17%	1,733,797	14,409	91,548	0.83%	635.35%
Loans and leases receivable (1)	10,118,855	43,271	145,847	0.43%	337.05%	9,018,298	49,113	137,804	0.54%	280.59%	7,536,489	48,081	128,736	0.64%	267.75%
Loans receivable, PPP	2,195,902	—	—	—%	—%	3,250,008	—	—	—%	—%	5,178,089	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	1,755,758	—	—	—%	—%	2,284,325	—	—	—%	—%	3,407,622	—	—	—%	—%
Total loans held for sale	3,003	507	—	16.88%	—%	16,254	507	—	3.12%	—%	46,106	643	—	1.39%	—%
Total portfolio	$14,073,518	$43,778	$145,847	0.31%	333.15%	$14,568,885	$49,620	$137,804	0.34%	277.72%	$16,168,306	$48,724	$128,736	0.30%	264.21%
(1) Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers' financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2022	2021	2021	2021	2021
Loan type
Multi-family	$(337)	$—	$—	$—	$1,132
Commercial & industrial	(59)	240	116	(283)	375
Commercial real estate owner occupied	(7)	66	50	(1)	134
Commercial real estate non-owner occupied	(8)	(14)	943	(59)	(10)
Construction	(113)	(3)	(3)	(114)	(5)
Residential	(2)	(6)	54	(12)	40
Installment	7,752	7,299	5,944	7,060	10,855
Total net charge-offs (recoveries) from loans held for investment	$7,226	$7,582	$7,104	$6,591	$12,521

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.

The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp
	Q1 2022		Q4 2021		Q3 2021		Q2 2021		Q1 2021
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$74,896	$2.18	$98,647	$2.87	$110,241	$3.25	$58,042	$1.72	$33,204	$1.01
Reconciling items (after tax):
Net loss from discontinued operations	—	—	1,585	0.05	—	—	—	—	38,036	1.16
Severance expense	—	—	—	—	—	—	1,517	0.04	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	320	0.01
Legal reserves	—	—	—	—	897	0.03	—	—	—	—
(Gains) losses on investment securities	1,030	0.03	43	0.00	(4,591)	(0.14)	(2,694)	(0.08)	(18,773)	(0.57)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,150	0.06	—	—
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	18,716	0.57
Derivative credit valuation adjustment	(736)	(0.02)	(180)	(0.01)	(198)	(0.01)	288	0.01	(1,195)	(0.04)
Deposit relationship adjustment fees	—	—	—	—	4,707	0.14	—	—	—	—
Loss on redemption of preferred stock	—	—	—	—	2,820	0.08	—	—	—	—
Core earnings	$75,190	$2.19	$100,095	$2.92	$113,876	$3.36	$59,303	$1.76	$70,308	$2.14

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Earnings, excluding PPP - Customers Bancorp
	Q1 2022		Q4 2021		Q3 2021		Q2 2021		Q1 2021
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$74,896	$2.18	$98,647	$2.87	$110,241	$3.25	$58,042	$1.72	$33,204	$1.01
Less: PPP net income (after tax)	24,713	0.72	64,323	1.87	81,337	2.40	24,312	0.72	25,079	0.76
GAAP net income to common shareholders, excluding PPP	50,183	1.46	34,324	1.00	28,904	0.85	33,730	1.00	8,125	0.25
Reconciling items (after tax):
Net loss from discontinued operations	—	—	1,585	0.05	—	—	—	—	38,036	1.16
Severance expense	—	—	—	—	—	—	1,517	0.04	—	—
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	320	0.01
Legal reserves	—	—	—	—	897	0.03	—	—	—	—
(Gains) losses on investment securities	1,030	0.03	43	0.00	(4,591)	(0.14)	(2,694)	(0.08)	(18,773)	(0.57)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	2,150	0.06	—	—
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	18,716	0.57
Derivative credit valuation adjustment	(736)	(0.02)	(180)	(0.01)	(198)	(0.01)	288	0.01	(1,195)	(0.04)
Deposit relationship adjustment fees	—	—	—	—	4,707	0.14	—	—	—	—
Loss on redemption of preferred stock	—	—	—	—	2,820	0.08	—	—	—	—
Core earnings, excluding PPP	$50,477	$1.47	$35,772	$1.04	$32,539	$0.96	$34,991	$1.04	$45,229	$1.38

Core Return on Average Assets - Customers Bancorp
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net income	$76,761	$100,669	$116,042	$61,341	$36,595
Reconciling items (after tax):
Net loss from discontinued operations	—	1,585	—	—	38,036
Severance expense	—	—	—	1,517	—
Merger and acquisition related expenses	—	—	—	—	320
Legal reserves	—	—	897	—	—
(Gains) losses on investment securities	1,030	43	(4,591)	(2,694)	(18,773)
Loss on sale of foreign subsidiaries	—	—	—	2,150	—
Loss on cash flow hedge derivative terminations	—	—	—	—	18,716
Derivative credit valuation adjustment	(736)	(180)	(198)	288	(1,195)
Deposit relationship adjustment fees	—	—	4,707	—	—
Core net income	$77,055	$102,117	$116,857	$62,602	$73,699

Average total assets	$19,129,330	$19,214,241	$19,739,340	$19,306,948	$18,525,721

Core return on average assets	1.63%	2.11%	2.35%	1.30%	1.61%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net income	$76,761	$100,669	$116,042	$61,341	$36,595
Reconciling items:
Income tax expense	19,332	12,993	36,263	20,124	17,560
Provision (benefit) for credit losses	15,997	13,890	13,164	3,291	(2,919)
Provision (benefit) for credit losses on unfunded commitments	(109)	352	669	45	(1,286)
Severance expense	—	—	—	2,004	—
Net loss from discontinued operations	—	1,585	—	—	38,036
Merger and acquisition related expenses	—	—	—	—	418
Legal reserves	—	—	1,185	—	—
(Gains) losses on investment securities	1,339	49	(6,063)	(3,558)	(24,540)
Loss on sale of foreign subsidiaries	—	—	—	2,840	—
Loss on cash flow hedge derivative terminations	—	—	—	—	24,467
Derivative credit valuation adjustment	(957)	(203)	(261)	380	(1,562)
Deposit relationship adjustment fees	—	—	6,216	—	—
Adjusted net income - pre-tax pre-provision	$112,363	$129,335	$167,215	$86,467	$86,769

Average total assets	$19,129,330	$19,214,241	$19,739,340	$19,306,948	$18,525,721

Adjusted ROAA - pre-tax pre-provision	2.38%	2.67%	3.36%	1.80%	1.90%

Core Return on Average Common Equity - Customers Bancorp
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net income to common shareholders	$74,896	$98,647	$110,241	$58,042	$33,204
Reconciling items (after tax):
Net loss from discontinued operations	—	1,585	—	—	38,036
Severance expense	—	—	—	1,517	—
Merger and acquisition related expenses	—	—	—	—	320
Legal reserves	—	—	897	—	—
(Gains) losses on investment securities	1,030	43	(4,591)	(2,694)	(18,773)
Loss on sale of foreign subsidiaries	—	—	—	2,150	—
Loss on cash flow hedge derivative terminations	—	—	—	—	18,716
Derivative credit valuation adjustment	(736)	(180)	(198)	288	(1,195)
Deposit relationship adjustment fees	—	—	4,707	—	—
Loss on redemption of preferred stock	—	—	2,820	—	—
Core earnings	$75,190	$100,095	$113,876	$59,303	$70,308

Average total common shareholders' equity	$1,252,022	$1,179,478	$1,071,566	$1,002,624	$918,795

Core return on average common equity	24.36%	33.67%	42.16%	23.72%	31.03%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net income to common shareholders	$74,896	$98,647	$110,241	$58,042	$33,204
Reconciling items:
Income tax expense	19,332	12,993	36,263	20,124	17,560
Provision (benefit) for credit losses	15,997	13,890	13,164	3,291	(2,919)
Provision (benefit) for credit losses on unfunded commitments	(109)	352	669	45	(1,286)
Net loss from discontinued operations	—	1,585	—	—	38,036
Severance expense	—	—	—	2,004	—
Merger and acquisition related expenses	—	—	—	—	418
Legal reserves	—	—	1,185	—	—
(Gains) losses on investment securities	1,339	49	(6,063)	(3,558)	(24,540)
Loss on sale of foreign subsidiaries	—	—	—	2,840	—
Loss on cash flow hedge derivative terminations	—	—	—	—	24,467
Derivative credit valuation adjustment	(957)	(203)	(261)	380	(1,562)
Deposit relationship adjustment fees	—	—	6,216	—	—
Loss on redemption of preferred stock	—	—	2,820	—	—
Pre-tax pre-provision adjusted net income available to common shareholders	$110,498	$127,313	$164,234	$83,168	$83,378

Average total common shareholders' equity	$1,252,022	$1,179,478	$1,071,566	$1,002,624	$918,795

Adjusted ROCE - pre-tax pre-provision	35.79%	42.82%	60.81%	33.27%	36.80%

Net Interest Margin, Tax Equivalent - Customers Bancorp
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net interest income	$164,699	$193,694	$219,892	$138,757	$132,731
Tax-equivalent adjustment	239	276	290	289	292
Net interest income tax equivalent	$164,938	$193,970	$220,182	$139,046	$133,023

Average total interest earning assets	$18,572,308	$18,576,433	$19,033,826	$18,698,996	$17,943,944

Net interest margin, tax equivalent	3.60%	4.14%	4.59%	2.98%	3.00%

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net interest income	$164,699	$193,694	$219,892	$138,757	$132,731
PPP net interest income	(34,615)	(78,647)	(112,005)	(35,785)	(34,842)
Tax-equivalent adjustment	239	276	290	289	292
Net interest income, tax equivalent, excluding PPP	$130,323	$115,323	$108,177	$103,261	$98,181

GAAP average total interest earning assets	$18,572,308	$18,576,433	$19,033,826	$18,698,996	$17,943,944
Average PPP loans	(2,641,318)	(3,898,607)	(5,778,367)	(6,133,184)	(4,623,213)
Adjusted average total interest earning assets	$15,930,990	$14,677,826	$13,255,459	$12,565,812	$13,320,731

Net interest margin, tax equivalent, excluding PPP	3.32%	3.12%	3.24%	3.30%	2.99%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Interest Income on Core Loans (Total Loans and Leases, excluding PPP)
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Interest income on loans and leases	$157,175	$198,000	$233,097	$153,608	$152,117

PPP interest income	(36,894)	(82,086)	(117,102)	(41,137)	(38,832)
Interest Income on Core Loans (Loans and leases, excluding PPP)	$120,281	$115,914	$115,995	$112,471	$113,285

Core Efficiency Ratio - Customers Bancorp
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net interest income	$164,699	$193,694	$219,892	$138,757	$132,731

GAAP non-interest income	$21,198	$16,991	$25,586	$16,822	$18,468
(Gains) losses on investment securities	1,339	49	(6,063)	(3,558)	(24,540)
Derivative credit valuation adjustment	(957)	(203)	(261)	380	(1,562)
Loss on cash flow hedge derivative terminations	—	—	—	—	24,467
Loss on sale of foreign subsidiaries	—	—	—	2,840	—
Core non-interest income	21,580	16,837	19,262	16,484	16,833
Core revenue	$186,279	$210,531	$239,154	$155,241	$149,564

GAAP non-interest expense	$73,807	$81,548	$80,009	$70,823	$61,927
Severance expense	—	—	—	(2,004)	—
Legal reserves	—	—	(1,185)	—	—
Merger and acquisition related expenses	—	—	—	—	(418)
Deposit relationship adjustment fees	—	—	(6,216)	—	—
Core non-interest expense	$73,807	$81,548	$72,608	$68,819	$61,509

Core efficiency ratio (1)	39.62%	38.73%	30.36%	44.33%	41.13%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets - Customers Bancorp

(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP total shareholders' equity	$1,377,406	$1,366,217	$1,284,299	$1,250,729	$1,188,721
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(217,471)	(217,471)
Goodwill and other intangibles	(3,678)	(3,736)	(3,794)	(3,853)	(3,911)
Tangible common equity	$1,235,934	$1,224,687	$1,142,711	$1,029,405	$967,339

GAAP total assets	$19,163,708	$19,575,028	$19,108,922	$19,635,108	$18,817,660
Reconciling items:
Goodwill and other intangibles	(3,678)	(3,736)	(3,794)	(3,853)	(3,911)
Tangible assets	$19,160,030	$19,571,292	$19,105,128	$19,631,255	$18,813,749

Tangible common equity to tangible assets	6.45%	6.26%	5.98%	5.24%	5.14%

Tangible Book Value per Common Share - Customers Bancorp
(dollars in thousands except share and per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP total shareholders' equity	$1,377,406	$1,366,217	$1,284,299	$1,250,729	$1,188,721
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(217,471)	(217,471)
Goodwill and other intangibles	(3,678)	(3,736)	(3,794)	(3,853)	(3,911)
Tangible common equity	$1,235,934	$1,224,687	$1,142,711	$1,029,405	$967,339

Common shares outstanding	32,957,847	32,913,267	32,537,976	32,353,256	32,238,762

Tangible book value per common share	$37.50	$37.21	$35.12	$31.82	$30.01

Core Loans (Total Loans and Leases, excluding PPP)
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Total loans and leases	$14,073,518	$14,568,885	$15,515,537	$16,967,022	$16,168,306

Loans receivable, PPP	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)
Core Loans (Loans and leases, excluding PPP)	$11,877,616	$11,318,877	$10,558,180	$10,661,966	$10,990,217

Total Assets, excluding PPP
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Total assets	$19,163,708	$19,575,028	$19,108,922	$19,635,108	$18,817,660

Loans receivable, PPP	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)
Total assets, excluding PPP	$16,967,806	$16,325,020	$14,151,565	$13,330,052	$13,639,571

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Loans and leases receivable	$12,314,757	$12,268,306	$12,927,956	$14,077,198	$12,714,578

Loans receivable, PPP	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)
Loans and leases held for investment, excluding PPP	$10,118,855	$9,018,298	$7,970,599	$7,772,142	$7,536,489

Allowance for credit losses on loans and leases	$145,847	$137,804	$131,496	$125,436	$128,736

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	1.44%	1.53%	1.65%	1.61%	1.71%

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP total shareholders' equity	$1,377,406	$1,366,217	$1,284,299	$1,250,729	$1,188,721
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(217,471)	(217,471)
Goodwill and other intangibles	(3,678)	(3,736)	(3,794)	(3,853)	(3,911)
Tangible common equity	$1,235,934	$1,224,687	$1,142,711	$1,029,405	$967,339

GAAP total assets	$19,163,708	$19,575,028	$19,108,922	$19,635,108	$18,817,660
Loans receivable, PPP	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)
Total assets, excluding PPP	$16,967,806	$16,325,020	$14,151,565	$13,330,052	$13,639,571
Reconciling items:
Goodwill and other intangibles	(3,678)	(3,736)	(3,794)	(3,853)	(3,911)
Tangible assets, excluding PPP	$16,964,128	$16,321,284	$14,147,771	$13,326,199	$13,635,660

Tangible common equity to tangible assets, excluding PPP	7.29%	7.50%	8.08%	7.72%	7.09%

Deferments to total loans and leases, excluding PPP
(dollars in thousands except per share data)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Total loans and leases	$14,073,518	$14,568,885	$15,515,537	$16,967,022	$16,168,306
Loans receivable, PPP	(2,195,902)	(3,250,008)	(4,957,357)	(6,305,056)	(5,178,089)
Total loans and leases, excluding PPP	$11,877,616	$11,318,877	$10,558,180	$10,661,966	$10,990,217

Commercial deferments	$—	$—	$73,400	$89,800	$176,100
Consumer deferments	3,262	6,060	6,708	8,400	13,000
Total deferments	$3,262	$6,060	$80,108	$98,200	$189,100

Commercial deferments to total loans and leases, excluding PPP	—%	—%	0.7%	0.8%	1.6%
Consumer deferments to total loans and leases, excluding PPP	0.0%	0.1%	0.1%	0.1%	0.1%
Total deferments to total loans and leases, excluding PPP	0.0%	0.1%	0.8%	0.9%	1.7%